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                              ARTHUR ANDERSEN LLP




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement File No. 33-83650 for ITT Hartford Life and Annuity Insurance Company Separate Account Five on Form S-6.

                                                 /s/ Arthur Andersen LLP

Hartford, Connecticut
April 14, 1997